EXHIBIT 5.1

                            ARNALL GOLDEN GREGORY LLP
                              171 17TH STREET, N.W.
                                   SUITE 2100
                                ATLANTA, GA 30363

                                                      Direct phone: 404-873-8500
                                                        Direct fax: 404-873-8501
                                                                     www.agg.com





                               September 20, 2005



Sysco Corporation
1390 Enclave Parkway
Houston, TX 77077

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Sysco Corporation, a Delaware Corporation (the "Company"), in connection with the issuance and sale of up to $500,000,000 principal amount of the Company's 5.375% Notes due September 21, 2035 (the "Notes"), which it is offering under the registration statement on Form S-3 (File No. 333-124166) (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act"), which relates to SYSCO's offering and sale of various securities under Rule 415 under the 1933 Act.

     SYSCO  will  issue  the  Notes  under  an  Eighth  Supplemental   Indenture
anticipated to be dated September 22, 2005 (the "Supplemental Indenture") between SYSCO, as Issuer, and Wachovia Bank, National Association (formerly First Union National Bank of North Carolina), as Trustee (the "Trustee"). The Supplemental Indenture will be entered into in accordance with the provisions of the Indenture dated as of June 15, 1995 between SYSCO and the Trustee.

     For purposes of the opinions we express below, we have examined, among other agreements, instruments and documents, the following:

     o the restated certificate of incorporation and by-laws, each as amended to date, of SYSCO;

     o    the Registration Statement and its exhibits;

     o    the prospectus the Registration Statement includes;

     o    the prospectus supplement dated September 19, 2005;


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Sysco Corporation
September 20, 2005
Page 2


     o    the Indenture;

     o    the Supplemental Indenture;

     o the underwriting agreement and related pricing agreement, dated September 19, 2005, among SYSCO and Goldman, Sachs & Co. relating to the offering and sale of the Notes (the "Underwriting Agreement");

     o the resolutions of the board of directors of SYSCO (the "Board") and of an officer authorized by the Board to authorize the issuance of the Notes and approve the terms of the offering and sale of the Notes;

     o    corporate records of SYSCO, including minutes it has furnished us; and

     o    certificates of public officials and of representatives of SYSCO.

In giving these opinions, we have relied on certificates of officers of SYSCO and of public officials with respect to the accuracy of the factual matters those certificates cover or contain, and we have assumed that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic.

     On the basis of and subject to the foregoing, we are of the opinion that the Notes will, when they have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Supplemental Indenture, and duly purchased and paid for in accordance with the provisions of the Underwriting Agreement be duly authorized and validly issued, and constitute legal, valid and binding obligations of SYSCO, enforceable against SYSCO in accordance with their terms, except as that enforcement is
subject  to  (a)  any   applicable   bankruptcy,   insolvency,   reorganization,
moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law, and (c) any implied covenants of good faith and fair dealing.

     We limit the opinions we express above in all respects to matters of the laws of the State of New York and the General Corporation Law of the State of Delaware, each as in effect on the date hereof.



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Sysco Corporation
September 20, 2005
Page 3


     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to SYSCO's current report on Form 8-K, reporting the offering of the Notes, and to its incorporation by reference into SYSCO's Registration Statement on Form S-3 (No. 333-124166). In giving this consent, we do not hereby admit we are in the category of persons whose written consent Section 7 of the 1933 Act requires to be filed with the Registration Statement.

                                        Very truly yours,



                                        /S/ ARNALL GOLDEN GREGORY LLP
                                        ARNALL GOLDEN GREGORY LLP